                                                               EXHIBIT 99.(a)(6)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE
PAYER -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the name and number to give the payer.

-----------------------------------------------------
 FOR THIS TYPE OF ACCOUNT:         GIVE THE NAME
                                     AND SOCIAL
                                      SECURITY
                                    NUMBER OF --
-----------------------------------------------------
 1.  An individual's account   The individual
 2.  Two or more individuals   The actual owner of
     (joint account)           the account or, if
                               combined funds, the
                               first individual on
                               the account(1)
 3.  Custodian account of a    The minor(2)
     minor (Uniform Gift to
     Minors Act)
 4.  a. The usual revocable    The grantor-
        savings trust          trustee(1)
        account (grantor is
        also trustee)
     b. So-called trust        The actual owner(1)
     account that is not a
        legal or valid trust
        under state law
 5.  Sole proprietorship       The owner(3)
     account

-----------------------------------------------------

-----------------------------------------------------
 FOR THIS TYPE OF ACCOUNT:         GIVE THE NAME
                                    AND EMPLOYER
                                   IDENTIFICATION
                                    NUMBER OF --
-----------------------------------------------------
 6.  A valid trust, estate,    Legal entity (Do not
     or pension trust          furnish the
                               identifying number of
                               the personal
                               representative or
                               trustee unless the
                               legal entity itself is
                               not designated in the
                               account title.)(4)
 7.  Corporate account         The corporation
 8.  Association, club,        The organization
     religious, charitable,
     educational, or other
     tax-exempt organization
     account
 9.  Partnership               The partnership
10.  A broker or registered    The broker or nominee
     nominee
11.  Account with the          The public entity
     Department of
     Agriculture in the name
     of a public entity
     (such as a state or
     local government,
     school district or
     prison) that receives
     agricultural program
     payments
---

(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number that person's number must be furnished.
(2) Circle the minor's name and furnish the minor's social security number.
(3) You must show your individual name. You may also enter your business or "doing business as" name. You may use either your social security number or, if you have one, your employer identification number.
(4) List first and circle the name of the legal trust, estate or pension trust.

NOTE: If no name is circled when there is more than one name listed, the number will be considered to be that of the first name listed.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

                                     PAGE 2

OBTAINING A NUMBER

If you don't have a taxpayer identification number or you don't know your number, obtain Form SS-5, Application for a Social Security Number Card, or Form SS-4, Application for Employer Identification Number, at a local office of the Social Security Administration or the Internal Revenue Service and apply for a number. You may also obtain Form SS-4 by calling the IRS at 1-800-TAX-FORM.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

Payees specifically exempted from backup withholding on ALL payments include the following:

 - An organization exempt from tax under section 501(a), or an individual retirement account.

 - The United States or any wholly-owned agency or instrumentality thereof.

 - A state, the District of Columbia, a possession of the United States, or any political subdivision or wholly-owned agency or instrumentality thereof.

 - A foreign government, a political subdivision of a foreign government, or any wholly-owned agency or instrumentality thereof.

 - An international organization or any wholly-owned agency or instrumentality thereof.

Payees specifically exempted from backup withholding on interest and dividend payments include the following:

 - A corporation.

 - A financial institution.

 - A registered dealer in securities or commodities registered in the U.S., the District of Columbia, or a possession of the U.S.

 - A real estate investment trust.

 - A common trust fund operated by a bank under section 584(a).

 - An exempt charitable remainder trust, or a non-exempt trust described in section 4947.

 - An entity registered at all times during the tax year under the Investment Company Act of 1940.

 - A foreign central bank of issue.

 - A middleman known in the investment community as a nominee or who is listed in the most recent publication of the American Society of Corporate Secretaries, Inc., Nominee List.

Payments of dividends and patronage dividends not generally subject to backup withholding include the following:

 - Payments to nonresident aliens subject to withholding under section 1441.

 - Payments to partnerships not engaged in a trade or business in the U.S. and that have at least one nonresident partner.

 - Payments of patronage dividends not paid in money.

 - Payments made by certain foreign organizations.

 - Section 404(k) payments made by an ESOP.

Payments of interest not generally subject to backup withholding include the following:

 - Payments of interest on obligations issued by individuals. Note: You may be subject to backup withholding if this interest is $600 or more and is paid in the course of the payer's trade or business and you have not provided your correct taxpayer identification number to the payer.

 - Payments of tax-exempt interest (including exempt-interest dividends under section 852).

 - Payments described in section 6049(b)(5) to non-resident aliens.

 - Payments on tax-free covenant bonds under section 1451.

 - Payments made by certain foreign organizations.

Exempt payees described above may file Form W-9 to avoid possible erroneous backup withholding. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM, AND RETURN IT TO THE PAYER.

Certain payments other than interest, dividends, and patronage dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A, 6042, 6044, 6045, 6049, 6050A, 6050N, and their regulations.

PRIVACY ACT NOTICE. Section 6109 requires most recipients of dividend, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to IRS. IRS uses the numbers for identification purposes and to help verify the accuracy of tax returns. The IRS also may provide this information to the Department of Justice for civil and criminal litigation and to cities, states, and the District of Columbia to carry out their tax laws. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold 31% of taxable interest, dividend, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. -- If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. -- If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. -- Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

FOR ADDITIONAL INFORMATION, CONTACT YOUR TAX CONSULTANT OR THE INTERNAL REVENUE
                                    SERVICE.